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                                                                   EXHIBIT 6(b)
                          STATE BOARD OF INSURANCE
                                STATE OF TEXAS

                            (STATE OF TEXAS SEAL)


As the chief executive and administrative officer of the State Board of Insurance, the Commissioner of Insurance is the official custodian of the records of the agency. TEX. INS. CODE ANN. art. 1.09a, Texas Open Records Act TEX. REV. CIV. STAT. ANN. art. 6252-17a Section 5(a). Pursuant to the power vested in the Commissioner under article 1.09(g), the Commissioner authorizes such deputies as are necessary to carry out the provisions of the Open Records Act.

As a duly authorized representative of the Commissioner of Insurance, I hereby certify that the hereunto attached document is a true, complete and correct copy of:

    Amendment to the Amended and Restated Articles of Incorporation of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, together with Commissioner Order No. 90-0819, dated June 1, 1990, altogether consisting of five (5) pages.





Be it known that the official records of the State Board of Insurance contain a copy of aforesaid instrument.

WITNESS MY HAND, and the seal of the Texas State Board of Insurance, this 9th day of June, 1990.

                                                     A. W. POGUE
                                                     COMMISSIONER OF INSURANCE

                                                     By: /s/ BEVERLY MCVAY
                                                         -----------------------

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No. 90-0819

                               OFFICIAL ORDER
                                   of the
                          COMMISSIONER OF INSURANCE
                                   of the
                               STATE OF TEXAS
                                AUSTIN, TEXAS

                              Date JUNE 1, 1990


Subject Considered:
                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               Houston, Texas

                              CHARTER AMENDMENT
                              Docket No. 10807

General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance, pursuant to TEX. INS. CODE arts. 3.04 and 3.05 and TEX. BUS. CORP. ACT arts.
4.02 and 4.04, the application of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, hereinafter called VALIC, for the approval of an amendment to its charter limiting director liability.

On May 21, 1990, a public hearing concerning the charter amendment proposed by VALIC was held before Lisa Lyons, Hearings Officer, in the offices of the State Board of Insurance, 1110 San Jacinto, Austin, Texas. The Commissioner's staff was represented by Joyce Arnold, Staff Attorney. VALIC was represented by Will Davis, Attorney, and James Janke, Senior Associate General Counsel of VALIC. Evidence in the form of exhibits and testimony was presented at the hearing.

                                  JURISDICTION

The Commissioner of Insurance has jurisdiction over the application of VALIC pursuant to TEX. INS. CODE arts. 3.04 and 3.05 and TEX. BUS. CORP. ACT arts.
4.02 and 4.04. The notice of hearing, dated April 12, 1990, was properly addressed and sent by certified mail, return receipt requested, to VALIC, Houston, Texas, pursuant to TEX. REV. CIV. STAT. art. 6252-13a Section 13. The notice of hearing contained a statement of the time, place and nature of the hearing and a statement of the matters asserted and of the legal authority and jurisdiction under which the hearing was to be held.


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COMMISSIONER'S ORDER
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
PAGE 2 OF 3

                                FINDINGS OF FACT

Based upon the evidence presented at the hearing and the recommendations of the Hearings 0fficer, the Commissioner of Insurance makes the following findings of fact:

1. THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, is a domestic stock life insurance company engaged in the business of insurance pursuant to the provisions of Chapter 3 of the Insurance Code.

2. Action by the board of directors and shareholders of VALIC authorizing the proposed amendment as required and permitted by TEX. INS. CODE arts.
    3.04 and 3.05 and TEX. BUS. CORP. ACT arts. 4.02 and 4.04 has been evidenced to the Commissioner of Insurance.

3. As a result of the amendment to VALIC's Amended and Restated Articles of Incorporation, a new Article XI was added. The amendment permits the limitation of the liability of a director of VALIC.

4. The minimum capital and surplus, as required by law, is the bona fide property of VALIC.

5. Testimony indicates that the officers, directors and managing executives of VALIC possess sufficient insurance experience, ability and standing to render the continued success of the company probable.

6.  Testimony indicates that VALIC is acting in good faith.

7. Notice of the hearing on the application was published in a newspaper of general circulation in the county of the home office of VALIC.

                               CONCLUSION OF LAW

Based upon the foregoing findings of fact, the Commissioner of Insurance makes the following conclusion of law:

         The proposed amendment to the Amended and Restated Articles of Incorporation of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, has been evidenced to the Commissioner of Insurance, is properly supported by the required documents and meets all requirements of law for its approval.

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COMMISSIONER'S ORDER
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
PAGE 3 OF 3

IT IS, THEREFORE, THE ORDER of the Commissioner of Insurance that the charter amendment of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, adding a new Article XI limiting the liability of directors, be, and the same is hereby, approved.

                                   /s/ A.W. POGUE
                                   --------------------------
                                   A.W. POGUE
                                   COMMISSIONER OF INSURANCE
RECOMMENDED BY:

/s/ LISA LYONS
--------------------------------
LISA LYONS
HEARINGS OFFICER

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                            AMENDMENT NUMBER ONE
                                     TO
               AMENDED AND RESTATED ARTICLES OF INCORPORATION
              (as amended and restated through April 28, 1989)
                                     OF
                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               ("AMENDMENT")

The Variable Annuity Life Insurance Company (the "Company"), pursuant to the provisions of Article 3.05 of the Insurance Code of Texas and Article 4.04 of the Texas Business Corporation Act, hereby amends its Amended and Restated Articles of Incorporation as follows:

    1.   The name of the Company is The Variable Annuity Life Insurance
         Company.

    2. Article XI is an addition to the Company's Amended and Restated Articles and the full text of such provision added is as follows:

                                   ARTICLE XI

                A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this
           Article XI does not eliminate or limit the liability of a director for (i) a breach of a director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's officer; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.


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       3.     The Amendment was adopted by the shareholders of the Company on
              March 7, 1990.

       4. The number of shares of the corporation outstanding at the time of such adoption was 3,850,000; and the number of shares entitled to vote thereon was 3,850,000.

       5. The number of shares that voted for such amendment was 3,850,000. The number of shares that voted against such amendment was 0.

       6. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

       7. The Amendment does not effect a change in the amount of stated capital.

Dated 28th day of March, 1990.

                                     THE VARIABLE ANNUITY
                                       LIFE INSURANCE COMPANY

                                     By: /s/ STEPHEN D. BICKEL
                                         ---------------------------------------
                                         STEPHEN D. BICKEL President

                                     By: /s/ CYNTHIA A. TOLES
                                         ---------------------------------------
                                         Cynthia A. Toles, Secretary

STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

I, Karen V. Shanklin, a notary public, do hereby certify that on this 28th day of March, 1990, personally appeared before me Stephen D. Bickel and Cynthia A. Toles, who being by me first duly sworn, declared that they were the President and Secretary respectively, of The Variable Annuity Life Insurance Company, and that they signed the foregoing document as officers of the said corporation and that the statements contained therein are true.


                                          /s/ Karen V. Shanklin
                                          --------------------------------
                                          Notary Public in and for
                                          Harris County, Texas




(Seal)